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                                              Exhibit (23)-2
                                              Commonwealth Edison Company
                                              Form 10-Q File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference of our report in this Form 10-Q for the quarterly period ended March 31, 1996 (Report), into Commonwealth Edison Company's (the Company) previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and (3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust). We also consent to the application of our Report to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1995 and March 31, 1996 appearing in this Form 10-Q.



                                    ARTHUR ANDERSEN LLP




Chicago, Illinois
May 9, 1996